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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                MARCH 31, 1998
             ----------------------------------------------------
               Date of Report (Date of earliest event reported)


                               JAVA GROUP, INC.
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             Exact name of registrant as specified in its charter


    DELAWARE                       0-23920                        11-2987370
 (State or other               (Commission File                 (IRS Employer
  jurisdiction                     Number)                   Identification No.)
of incorporation

141-6200 McKay Avenue -- Box 884, Burnaby, B.C. Canada         VSH 4M9
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(Address of principal executive offices)                      (Zip Code)


                                (604) 412-9812
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             (Registrant's telephone number, including area code)


             404999 Canada Place  Vancouver, B.C. Canada  V6C 3E2
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  ACQUISITION OF ASSETS

     JAVA GROUP, INC. (the "Company"), consummated a Purchase of Assets Agreement (the "Purchase Agreement") between the Company and DNR RESOURCES, INC., a public Delaware corporation ("Seller"). Subject to the terms of the Purchase Agreement, the Company acquired all of Sellers rights, title and interest in and to oil and gas properties, both real and personal, located in Bossier Paris, Louisiana in the Nacatoch Fireflood SU3, Bodcaw Fee B, and Bellevue fields. The Purchase Agreement included all well head and operating equipment, operating supplies, furniture, fixtures, computer software, shop inventory, accounts receivable, cash flow from operations, and leasehold improvements. This included 62 operating wells, 41 rework wells, and 5 wells to be drilled.

     In exchange for the property acquired the Company issued three million (3,000,000) share of Series A Convertible Preferred Stock ($.0001 par value) which will at the Company's option be redeemed or converted on or before sixty months. Each share of Preferred Stock will, at the Company's option, be either
(1) convertible into said number of the Company's common stock to equal a fair market value of $3,000,000 (plus any accrued and unpaid dividends) at the time of conversion based upon the average prices of such shares during the five trading days preceding the date of the Company's election, or (2) be redeemed in sixty months (60) for cash in the amount of $2,500,000 plus any accrued and unpaid dividends. The Company may convert the Preferred Stock into shares of common stock at any time; however if not converted prior to sixty months the Company is obligated to redeem said shares. Should the Company elect to convert the Preferred Stock to common stock, the Company will use it's best efforts to ensure that it has an amount of common stock sufficient to accomplish the conversion.

ITEM 2.  EXHIBITS.

     2.1 Purchase of Assets dated March 26, 1998 among Java Group, Inc. and DNR Resources, Inc.

     2.2 Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock of the Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Date: April 3, 1998.

                                        JAVA GROUP, INC.


                                        By:  /s/ Rob Gillingham
                                             -------------------------
                                             Rob Gillingham, President